As filed with the Securities and Exchange Commission on November 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perspective Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1458152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2401 Elliott Avenue, Suite 320

Seattle, WA 98121

(509) 375-1202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Johan (Thijs) Spoor

Chief Executive Officer

Perspective Therapeutics, Inc.

2401 Elliott Avenue, Suite 320

Seattle, WA 98121

(509) 375-1202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Strong, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 609 Main Street, Suite 4200 Houston, TX 77002 (713) 632-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●

a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $200,000,000 of the registrant’s common stock, preferred stock, warrants, debt securities and units; and

●

an “at the market offering” sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock that may be issued and sold from time to time under that certain At Market Issuance Sales Agreement, dated as of November 17, 2023 (the “Sales Agreement”), with Oppenheimer & Co. Inc., B. Riley Securities, Inc., and JonesTrading Institutional Services LLC, as sales agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the “at the market offering” prospectus supplement is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement with Oppenheimer & Co. Inc., B. Riley Securities, Inc., and JonesTrading Institutional Services LLC, any portion of the $50,000,000 included in the “at the market offering” prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2023

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:

•         shares of our common stock;

•         shares of our preferred stock;

•         warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•         debt securities consisting of debentures, notes or other evidences of indebtedness;

•         units consisting of a combination of the foregoing securities; or

•         any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement.

Our common stock is traded on the NYSE American under the ticker symbol “CATX”. On November 16, 2023, the last reported sale price per share of our common stock was $0.26. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 6.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context requires otherwise, in this prospectus the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc., Perspective Therapeutics, Inc.’s operating subsidiaries, Isoray Medical, Inc. and Viewpoint Molecular Targeting, Inc., and, to the extent applicable, its non-operating subsidiary, Isoray International, LLC. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus and the documents incorporated by reference in this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•

the timing, progress and results of our preclinical studies and clinical trials of our current and future product candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;

•	our ability to obtain and maintain regulatory approvals for, our current and future product candidates;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;

•	our ability to identify patients with the diseases treated by our product candidates and to enroll these patients in our clinical trials;

•	our expectations regarding the potential functionality, capabilities and benefits of our product candidates, if approved for commercial use;

•	the potential size of the commercial market for our product candidates;

•	our expectations regarding the scope of any approved indication for any product candidate;

•	our ability to successfully commercialize our product candidates;

•	our ability to leverage technology to identify and develop future product candidates;

•

our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;

•	our belief regarding the sufficiency of our cash resources to fund our operating expenses and capital expenditure requirements;

•	our ability to generate cash, and successfully obtain additional working capital, to fund our operating, investing, and financing activities;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	expectations, beliefs, intentions, and strategies regarding the future; and

•	our use of proceeds.

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our product candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to continue as a going concern; our ability to obtain and maintain regulatory approval for our product candidates; delays, interruptions or failures in the manufacture and supply of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates; our ability to manage growth and successfully integrate our businesses; whether we can maintain our key employees; whether there is sufficient training and use of our products and product candidates; the market acceptance and recognition of our products and product candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K (or, if applicable, Transition Report on Form 10-KT) and our most recent Quarterly Report on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we undertake no duty to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our product candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference in this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We have two principal subsidiaries: Viewpoint Molecular Targeting, Inc. (“Viewpoint”), a research and development and clinical-stage precision oncology company focused on developing next-generation alpha therapies related to the use of Lead-203 (“203Pb”) and Lead-212 (“212Pb”) as a diagnostic and therapeutic drug respectively; and Isoray Medical, Inc., (“Isoray”), a brachytherapy device manufacturer with the U.S. Food and Drug Administration (“FDA”) clearance for a single medical device that can be delivered to the physician in multiple configurations as prescribed for the treatment of cancers in multiple body sites.

Viewpoint

Viewpoint is developing a pipeline of radiotherapies designed to deliver powerful alpha radiation directly to cancer cells utilizing 212Pb and specialized targeting peptides. Viewpoint is also developing complementary diagnostics that utilize the same targeting peptide and 203Pb to provide the opportunity to understand which patients may respond to its targeted therapy.

Viewpoint’s initial product candidate, VMT-α-NET, is in development for the treatment and diagnosis of neuroendocrine tumors (“NETs”). Using a specialized peptide, VMT-α-NET is designed to target and bind to the somatostatin receptor subtype 2 (“SSTR2”) on tumor cells. As a diagnostic, Viewpoint links 203Pb, a radioactive imaging agent that emits gamma rays, to its SSTR2-targeting peptide. Through the use of imaging scans, Viewpoint is able to characterize the tumor to confirm whether the patient’s cancer expresses SSTR2. This confirms whether the patient may be a candidate for treatment. As a therapeutic, Viewpoint links 212Pb, its alpha-particle radioactive isotope, to the same SSTR2 targeting peptide which has been shown to bind to the cancerous cell, to treat and potentially kill the tumor. In October 2022, the FDA granted Fast Track designation for our VMT- α-NET asset. The FDA Fast Track designation is one of several approaches utilized by the FDA to expedite development and review of potential medicines for serious conditions and that fulfill unmet medical needs. Programs that receive Fast Track designation are entitled to more frequent interactions with the FDA on drug development plan, as well as eligibility for accelerated approval, priority review, and rolling review. While the FDA Fast Track designation accelerates the potential approval process for a new drug there is no guarantee that the drug will be approved for commercialization.

Viewpoint’s second product candidate, VMT01, is in development for the diagnosis and treatment of metastatic melanoma. Using a specialized peptide, VMT01 is designed to target the melanocortin 1 receptor (“MC1R”) on tumor cells. As a diagnostic, Viewpoint either links 203Pb or Gallium-68 to its MC1R-targeting peptide. These two imaging tracers are suitable for Single-photon emission computed tomography (SPECT) and positron emission tomography (PET) imaging, respectively. Through the use of the imaging scans, Viewpoint is able to characterize whether the patient’s cancer expresses MC1R. This confirms whether the patient may be a candidate for treatment. As a therapeutic, Viewpoint links 212Pb to the same MC1R targeting peptide which has been shown to bind to the cancerous cell, to treat and potentially kill the tumor. The melanoma program focuses primarily on development of the therapeutic compound.

Isoray

Isoray manufactures and sells its medical device product as the Cesium-131 brachytherapy seed or Cesium Blu. We market the Cesium-131 brachytherapy seed for the treatment of prostate cancer, brain cancer, lung cancer, head and neck cancers, gynecological cancer, pelvic/abdominal cancer, and colorectal cancer. In July 2023, the Centers for Medicare & Medicaid Services published their proposed payment rates for the Hospital Outpatient Prospective Payment System and Ambulatory Surgical Center Payment System for 2024 and we noted the proposed Medicare payment rates showed a slight increase for Cesium-131 brachytherapy seed codes which management believes will help further adoption among facilities. The final rule was issued in November 2023 with the final Medicare payment rates for 2024 being slightly lower than the proposed payment rates that were released in July 2023. Compared to 2023, one of the Cesium-131 brachytherapy seed codes increased while the other code decreased.

Isoray’s brachytherapy seed utilizes Cesium-131, with a 9.7 day half-life, as its radiation source. Isoray believes that it is the unique combination of the short half-life and the energy of the Cesium-131 isotope that are yielding the beneficial treatment results that have been published in peer reviewed journal articles and presented in various forms at conferences and tradeshows.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus, as listed under the heading “Incorporation By Reference.”

Merger

On September 27, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, Merger Sub (as defined below), Viewpoint, and Cameron Gray, as the representative of the Owners (as defined therein), as amended by the First Amendment to the Agreement and Plan of Merger entered into by the parties on October 21, 2022. On February 3, 2023 (the “Closing”), we completed the Merger of Isoray Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with Viewpoint (such transaction being the “Merger”). In connection with the Closing, we issued 136,545,075 shares of our common stock, representing approximately 49% of the fully-diluted outstanding capital stock of us, to the stockholders of Viewpoint, with 10% of those shares being held in escrow by U.S. Bank National Association (“U.S. Bank”) for the twelve-month period following the Closing pursuant to the terms of the Merger Agreement and an escrow agreement entered into among the Company, U.S. Bank and Cameron Gray.

For a more detailed summary of the Merger Agreement, see our Forms 8-K filed with the SEC on September 28, 2022 and on February 6, 2023, as well as our Form 8-K/A filed with the SEC on April 21, 2023.

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (509) 375-1202. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K (or, if applicable, Transition Report on Form 10-KT), our most recent Quarterly Report on Form 10-Q, each filed with the SEC, and in our other filings with the SEC, including our future reports to be filed with the SEC, all of which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus from time to time pursuant to public offerings, negotiated transactions, block trades, “At the Market Offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), into an existing trading market, at a fixed price or prices, which may be changed, at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or a combination of these methods. We may sell the securities being offered by this prospectus to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities being offered by this prospectus, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the applicable prospectus supplement will be underwriters of the securities offered by the applicable prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities being offered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the applicable prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities being offered by this prospectus in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”). Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•         shares of our common stock;

•         shares of our preferred stock;

•         warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•         debt securities consisting of debentures, notes or other evidences of indebtedness;

•         units consisting of a combination of the foregoing securities; or

•         any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into our common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

The summary of general terms and provisions of our common stock set forth below does not purport to be complete and is subject to and qualified by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws,” and together with the Certificate of Incorporation, the “Charter Documents”), each of which is included as an exhibit to our most recent Annual Report on Form 10-K (or, if applicable, Transition Report on Form 10-KT) filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

General

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share. As of November 14, 2023, there were 280,571,026 shares of our common stock outstanding. As of November 14, 2023, we had approximately 246 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares of common stock. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and nonassessable.

Voting. Holders of our common stock are entitled to one vote per share of common stock on all matters to be voted on by our stockholders, provided, however, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. The Bylaws provide that except as otherwise provided by applicable law, the Certificate of Incorporation, or the Bylaws, the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting constitutes a quorum.

Dividends. Our Board of Directors (the “Board”), in its sole discretion, may declare and pay dividends on our common stock, payable in cash or other consideration, out of funds legally available, if all dividends due on the preferred stock have been declared and paid. We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

Liquidation, Subdivision, or Combination. In the event of any liquidation, dissolution or winding up of us or upon the distribution of our assets, all assets and funds remaining after payment in full of our debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Registration Rights

In connection with the Merger Agreement, on January 31, 2023, we entered into a Registration Rights and Lock-Up Agreement with each of the stockholders of Viewpoint (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement (i) we agreed to file a resale registration statement for the Registrable Securities (as defined therein) no later than 30 days following the Closing, and to use commercially reasonable efforts to cause it to become effective as promptly as practicable following such filing, (ii) the stockholders have been granted certain piggyback registration rights with respect to registration statements filed subsequent to the Closing, and (iii) the Lock-Up Holders (as defined in therein) agreed, subject to certain customary exceptions, not to sell, transfer, or dispose of any of our common stock until the earlier of (a) six months, or (b) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities, or other property. The holders of registration rights granted pursuant to the Registration Rights Agreement have waived their registration rights thereunder pursuant to the terms of the Registration Rights Agreement.

Common Stock Warrants

As of November 14, 2023, we had outstanding:

●

warrants held by certain of our investors issued in connection with a private placement made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder as transactions not involving a public offering (the “2018 Warrants”), to purchase up to an aggregate of 1,375,000 shares of our common stock, at a weighted-average exercise price of $0.75 per share;

●

warrants held by certain of our investors issued in connection with a publicly registered follow-on offering (the “2020 Warrants”), to purchase up to aggregate of 998,488 shares of our common stock, at a weighted-average exercise price of $0.57 per share; and

●

warrants held by certain of the former Viewpoint stockholders, which we assumed upon the closing of the Merger with Viewpoint (the “Viewpoint Warrants”), to purchase up to an aggregate of 3,387,093 shares of our common stock, at a weighted-average exercise price of $0.27 per share.

These warrants provide for adjustments in the event of specified mergers, reorganizations, reclassifications, stock dividends, stock splits or other changes in our corporate structure. The 2018 Warrants are exercisable until January 11, 2024. The 2020 Warrants are exercisable until October 22, 2025. The Viewpoint Warrants are exercisable until various dates between November 24, 2027 and December 31, 2027.

Stock Options

As of November 14, 2023, we had outstanding options to purchase an aggregate of 150,000 shares of our common stock at a weighted average exercise price of $0.95 per share pursuant to our 2006 Director Stock Option Plan.

As of November 14, 2023, we had outstanding options to purchase an aggregate of 88,000 shares of our common stock at a weighted average exercise price of $2.30 per share pursuant to our Amended and Restated 2005 Plan.

As of November 14, 2023, we had outstanding options to purchase an aggregate of 50,000 shares of our common stock at a weighted average exercise price of $1.47 per share pursuant to our Amended and Restated 2006 Plan.

As of November 14, 2023, we had outstanding options to purchase an aggregate of 2,157,400 shares of our common stock at a weighted average exercise price of $0.52 per share pursuant to our 2017 Equity Incentive Plan.

As of November 14, 2023, we had outstanding options to purchase an aggregate of 40,851,752 shares of our common stock at a weighted average exercise price of $0.33 per share pursuant to our Second Amended and Restated 2020 Equity Incentive Plan.

As of November 14, 2023, there were 134,475 of our common stock reserved for future issuance under our 2017 Equity Incentive Plan and 13,410,063 shares of our common stock reserved for future issuance under our Second Amended and Restated 2020 Equity Incentive Plan.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. The Bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our Board, and vacancies and newly created directorships on our Board may, except as otherwise required by law or the Certificate of Incorporation, only be filled by a majority vote of the directors then serving on our Board, even though less than a quorum.

The Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors or any other business to be properly brought at a meeting of stockholders must provide timely advance notice in writing and specify requirements as to the form and content of a stockholder’s notice.

The Certificate of Incorporation provides our Board the authority, without further action by our stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any claim or counterclaim, including without limitation (i) any derivative action or proceeding brought on behalf of the us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions

These exclusive forum provisions may result in increased costs for investors to bring a claim. Further, these exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the exclusive-forum provision in our Bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A . The transfer agent’s address is 150 Royall St., Suite 101, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Listing

Our common stock is listed on the NYSE American under the trading symbol “CATX”.

DESCRIPTION OF OUR PREFERRED STOCK

The summary of general terms and provisions of our preferred stock set forth below does not purport to be complete and is subject to and qualified by reference to the Certificate of Incorporation and the Bylaws, each of which is included as an exhibit to our most recent Annual Report on Form 10-K (or, if applicable, Transition Report on Form 10-KT) filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the DGCL.

We are authorized to issue up to 7,000,000 shares of preferred stock, par value $0.001 per share.

Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series of preferred stock and the designation of such series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until the Board determines the specific rights attached to that preferred stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares of preferred stock offered, the liquidation preference per share of preferred stock, and the purchase price of preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs;

•

any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Series B Convertible Preferred Stock

Of the 7,000,000 shares of presently authorized preferred stock, 5,000,000 are designated as Series B convertible preferred stock. As of November 14, 2023, no shares of our Series B convertible preferred stock were issued and outstanding.

Each share of Series B convertible preferred stock is entitled to a cumulative 15% dividend annually on the stated par value per share, which is $1.20 per share. These shares of Series B convertible preferred stock are convertible into shares of our common stock at the rate of one share of common stock for each share of Series B convertible preferred stock, and are subject to automatic conversion into our common stock upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of our common stock in which the gross proceeds to us are at least $4.0 million. Holders of Series B convertible preferred stock have voting rights equal to the voting rights of our common stock, except that the vote or written consent of a majority of the outstanding shares our Series B convertible preferred stock is required for any changes to the Certificate of Incorporation, Bylaws, or Certificate of Designation, or for any bankruptcy, insolvency, dissolution, or liquidation of us. Upon liquidation of our company, our assets will be distributed ratably first to the holders of the Series B convertible preferred stock and second to the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any material U.S. federal income tax or foreign tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption, put or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Outstanding Warrants

As of November 14, 2023, there were 5,760,581 warrants to purchase shares of our common stock outstanding. See “Description of Our Common Stock—Common Stock Warrants.”

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in the applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following descriptions of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement, if any, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with the applicable prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•

the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•

whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	any addition to or change in the covenants described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

•	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Protection in the Event of Change of Control

Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

•	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	the material U.S. federal income tax considerations applicable to the units;

•	any material provisions of the governing unit agreement that differ from those described herein; and

•	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Transition Report on Form 10-KT for the six months ended December 31, 2022, filed with the SEC on May 1, 2023;

•	our Annual Report on Form 10-K for the twelve months ended June 30, 2022, filed with the SEC on September 28, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended, September 30, 2022, March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on November 14, 2022, May 15, 2023, August 11, 2023 and November 14, 2023, respectively;

•

our Current Reports on Form 8-K as filed with the SEC on September 28, 2022, September 28, 2022, October 24, 2022, November 10, 2022, November 29, 2022, December 14, 2022, January 12, 2023, January 30, 2023, February 6, 2023 (as amended by the Current Report on Form 8-K/A filed on April 21, 2023), February 10, 2023, February 16, 2023, March 13, 2023, March 13, 2023, May 15, 2023, June 23, 2023, July 14, 2023, July 25, 2023, September 5, 2023, and October 12, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on April 12, 2007, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Perspective Therapeutics, Inc., Corporate Secretary, at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121 or (509) 375-1202. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perspectivetherapeutics.com. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Transition Report on Form 10-KT for the six months ended December 31, 2022 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

, 2023

The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2023

PROSPECTUS SUPPLEMENT

Up to $50,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), dated as of November 17, 2023, with Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC (each, an “Agent” and, collectively, the “Agents”), relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through or to the Agents, acting as our agents or principals.

Our common stock is traded on the NYSE American under the ticker symbol “CATX”. On November 16, 2023, the last reported sale price per share of our common stock was $0.26.

Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents will act as our sales agents, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of common stock sold pursuant to the Sales Agreement is equal to 3.0% of the gross proceeds from the sale of shares through or to the applicable Agent. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.          B. Riley Securities          JonesTrading

The date of this prospectus supplement is , 2023

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2023. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not, and the Agents have not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of shares of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

S-i

Unless the context requires otherwise, in this prospectus supplement the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc., Perspective Therapeutics, Inc.’s operating subsidiaries, Isoray Medical, Inc. and Viewpoint Molecular Targeting, Inc., and, to the extent applicable, its non-operating subsidiary, Isoray International, LLC.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Company Overview

We have two principal subsidiaries: Viewpoint Molecular Targeting, Inc. (“Viewpoint”), a research and development and clinical-stage precision oncology company focused on developing next-generation alpha therapies related to the use of Lead-203 (“203Pb”) and Lead-212 (“212Pb”) as a diagnostic and therapeutic drug respectively; and Isoray Medical, Inc., (“Isoray”), a brachytherapy device manufacturer with the U.S. Food and Drug Administration (“FDA”) clearance for a single medical device that can be delivered to the physician in multiple configurations as prescribed for the treatment of cancers in multiple body sites.

Viewpoint

Viewpoint is developing a pipeline of radiotherapies designed to deliver powerful alpha radiation directly to cancer cells utilizing 212Pb and specialized targeting peptides. Viewpoint is also developing complementary diagnostics that utilize the same targeting peptide and 203Pb to provide the opportunity to understand which patients may respond to its targeted therapy.

Viewpoint’s initial product candidate, VMT-α-NET, is in development for the treatment and diagnosis of neuroendocrine tumors (“NETs”). Using a specialized peptide, VMT-α-NET is designed to target and bind to the somatostatin receptor subtype 2 (“SSTR2”) on tumor cells. As a diagnostic, Viewpoint links 203Pb, a radioactive imaging agent that emits gamma rays, to its SSTR2-targeting peptide. Through the use of imaging scans, Viewpoint is able to characterize the tumor to confirm whether the patient’s cancer expresses SSTR2. This confirms whether the patient may be a candidate for treatment. As a therapeutic, Viewpoint links 212Pb, its alpha-particle radioactive isotope, to the same SSTR2 targeting peptide which has been shown to bind to the cancerous cell, to treat and potentially kill the tumor. In October 2022, the FDA granted Fast Track designation for our VMT- α-NET asset. The FDA Fast Track designation is one of several approaches utilized by the FDA to expedite development and review of potential medicines for serious conditions and that fulfill unmet medical needs. Programs that receive Fast Track designation are entitled to more frequent interactions with the FDA on drug development plan, as well as eligibility for accelerated approval, priority review, and rolling review. While the FDA Fast Track designation accelerates the potential approval process for a new drug there is no guarantee that the drug will be approved for commercialization.

Viewpoint’s second product candidate, VMT01, is in development for the diagnosis and treatment of metastatic melanoma. Using a specialized peptide, VMT01 is designed to target the melanocortin 1 receptor (“MC1R”) on tumor cells. As a diagnostic, Viewpoint either links 203Pb or Gallium-68 to its MC1R-targeting peptide. These two imaging tracers are suitable for Single-photon emission computed tomography (SPECT) and positron emission tomography (PET) imaging, respectively. Through the use of the imaging scans, Viewpoint is able to characterize whether the patient’s cancer expresses MC1R. This confirms whether the patient may be a candidate for treatment. As a therapeutic, Viewpoint links 212Pb to the same MC1R targeting peptide which has been shown to bind to the cancerous cell, to treat and potentially kill the tumor. The melanoma program focuses primarily on development of the therapeutic compound.

Isoray

Isoray manufactures and sells its medical device product as the Cesium-131 brachytherapy seed or Cesium Blu. We market the Cesium-131 brachytherapy seed for the treatment of prostate cancer, brain cancer, lung cancer, head and neck cancers, gynecological cancer, pelvic/abdominal cancer, and colorectal cancer. In July 2023, the Centers for Medicare & Medicaid Services published their proposed payment rates for the Hospital Outpatient Prospective Payment System and Ambulatory Surgical Center Payment System for 2024 and we noted the proposed Medicare payment rates showed a slight increase for Cesium-131 brachytherapy seed codes which management believes will help further adoption among facilities. The final rule was issued in November 2023 with the final Medicare payment rates for 2024 being slightly lower than the proposed payment rates that were released in July 2023. Compared to 2023, one of the Cesium-131 brachytherapy seed codes increased while the other code decreased.

Isoray’s brachytherapy seed utilizes Cesium-131, with a 9.7 day half-life, as its radiation source. Isoray believes that it is the unique combination of the short half-life and the energy of the Cesium-131 isotope that are yielding the beneficial treatment results that have been published in peer reviewed journal articles and presented in various forms at conferences and tradeshows.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus supplement, as listed under the heading “Incorporation of Certain Information by Reference.”

Merger

On September 27, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, Merger Sub (as defined below), Viewpoint, and Cameron Gray, as the representative of the Owners (as defined therein), as amended by the First Amendment to the Agreement and Plan of Merger entered into by the parties on October 21, 2022. On February 3, 2023 (the “Closing”), we completed the Merger of Isoray Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with Viewpoint (such transaction being the “Merger”). In connection with the Closing, we issued 136,545,075 shares of our common stock, representing approximately 49% of the fully-diluted outstanding capital stock of us, to the stockholders of Viewpoint, with 10% of those shares being held in escrow by U.S. Bank National Association (“U.S. Bank”) for the twelve-month period following the Closing pursuant to the terms of the Merger Agreement and an escrow agreement entered into among the Company, U.S. Bank and Cameron Gray.

For a more detailed summary of the Merger Agreement, see our Forms 8-K filed with the SEC on September 28, 2022 and on February 6, 2023, as well as our Form 8-K/A filed with the SEC on April 21, 2023.

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (509) 375-1202. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	472,878,718 shares, assuming sales of 192,307,692 shares of our common stock in this offering at an assumed offering price of $0.26 per share, which was the last reported sale price of our common stock on the NYSE American on November 16, 2023. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur, and in no event will the actual number of shares issued and sold pursuant to the Sales Agreement exceed the number of shares of our common stock that we have available and authorized for issuance under our certificate of incorporation, as the same may be amended or amended and restated from time to time.

Manner of Offering

“At-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the NYSE American, the existing trading market for our common stock, through our sales agents, Oppenheimer & Co. Inc., B. Riley Securities, Inc., and JonesTrading Institutional Services LLC. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-5 of this prospectus supplement, page 36 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, page 40 of our Transition Report on Form 10-K for the transition period ended December 31, 2022 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE American symbol	CATX

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 280,571,026 shares of our common stock outstanding as of September 30, 2023. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2023, and excludes:

●

44,683,402 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2023 at a weighted-average exercise price of $0.35 per share (less 1,386,250 shares of our common stock underlying stock options that were forfeited due to the cancellation/and or expiration of stock options subsequent to September 30, 2023 through November 14, 2023);

●

2,123,813 shares of our common stock available for future issuance under our 2020 Amended and Restated Equity Incentive Plan as of September 30, 2023 (plus 1,386,250 shares of our common stock that were forfeited due to the cancellation and/or expiration of stock options subsequent to September 30, 2023 through November 14, 2023) and 10,000,000 shares of our common stock available for future issuance due to the plan amendment approved by stockholders on October 6, 2023; and

●	5,760,581 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2023 at a weighted-average exercise price of $0.44 per share.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or common stock warrants summarized above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K (or, if applicable, Transition Report on Form 10-KT) and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $50 million worth of shares of our common stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 192,307,692 shares of our common stock are sold, for example, at a price of $0.26 per share, the last reported sale price of our common stock on the NYSE American on November 16, 2023, upon completion of this offering, based on our shares outstanding as of September 30, 2023, we will have outstanding an aggregate of  472,878,718 shares of common stock, assuming no exercise of our outstanding stock options or warrants. A substantial majority of the outstanding shares of our common stock are, and all of the shares of our common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of September 30, 2023, we had outstanding options to purchase 44,683,402 shares of our common stock at a weighted-average exercise price of $0.35 per share and outstanding warrants to purchase 5,760,581 shares of our common stock at a weighted-average exercise price of $0.44. As of September 30, 2023, there were 2,123,813 shares of our common stock reserved for future issuance under our Second Amended and Restated 2020 Equity Incentive Plan. In addition, an additional 10,000,000 shares of our common stock became available for future issuance due to the plan amendment approved by stockholders on October 6, 2023. The shares of our common stock issuable under the 2020 Amended and Restated Equity Incentive Plan may be immediately eligible for resale in the open market. Such shares of our common stock, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with additional financings or in connection with commercial transactions.

Moreover, if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the as-adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 192,307,692 shares of our common stock are sold at a price of $0.26 per share, the last reported sale price of our common stock on the NYSE American on November 16, 2023, for aggregate gross proceeds of $50 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of approximately $0.11 per share, representing the difference between our as-adjusted net tangible book value per share as of September 30, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock in future transactions may be higher or lower than the price per share in this offering. As of September 30, 2023, we had reserved 42,138,002 shares of our common stock for issuance upon the exercise of outstanding stock options and the issuance of awards available for grant under our Second Amended and Restated 2020 Equity Incentive Plan. You will incur dilution upon the issuance of any shares of our common stock pursuant to such plans, upon vesting and settlement of any stock awards under any such plan, or upon exercise of any such outstanding options.

We have broad discretion in how we use the net proceeds of this offering and, despite our efforts, we may not use these net proceeds effectively or in ways with which you agree.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement for further information.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; accordingly, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement, or the actual number of shares that we will issue under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Agents in any applicable placement notice and the demand for our common stock. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised or the number of shares of our common stock that will be issued in connection with sales under the Sales Agreement.

Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares of our common stock sold in this offering. In addition, subject to the final determination by our board of directors or a committee thereof, or any restrictions we may place in any applicable placement notice delivered to the applicable Agent, there is no minimum or maximum sales price for shares of our common stock to be sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the base prospectus or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus supplement, the base prospectus and the documents incorporated herein and therein by reference include, among other things, statements about:

•

the timing, progress and results of our preclinical studies and clinical trials of our current and future product candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;

•	our ability to obtain and maintain regulatory approvals for, our current and future product candidates;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;

•	our ability to identify patients with the diseases treated by our product candidates and to enroll these patients in our clinical trials;

•	our expectations regarding the potential functionality, capabilities and benefits of our product candidates, if approved for commercial use;

•	the potential size of the commercial market for our product candidates;

•	our expectations regarding the scope of any approved indication for any product candidate;

•	our ability to successfully commercialize our product candidates;

•	our ability to leverage technology to identify and develop future product candidates;

•

our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;

•	our belief regarding the sufficiency of our cash resources to fund our operating expenses and capital expenditure requirements;

•	our ability to generate cash, and successfully obtain additional working capital, to fund our operating, investing, and financing activities;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	expectations, beliefs, intentions, and strategies regarding the future; and

•	our use of proceeds.

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our product candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to continue as a going concern; our ability to obtain and maintain regulatory approval for our product candidates; delays, interruptions or failures in the manufacture and supply of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates; our ability to manage growth and successfully integrate our businesses; whether we can retain our key employees; whether there is sufficient training and use of our products and product candidates; the market acceptance and recognition of our products and product candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K (or, if applicable, Transition Report on Form 10-KT) and our most recent Quarterly Report on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus supplement, the base prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we undertake no duty to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $50 million from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our commercialization efforts, research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the as-adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2023 was approximately $21.5 million, or $0.08 per share of common stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities, excluding items such as intangibles, by the aggregate number of shares of common stock outstanding as of September 30, 2023. Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 192,307,692 shares of common stock offered by this prospectus supplement at an assumed public offering price of $0.26 per share (the last reported sale price of our common stock on the NYSE American on November 16, 2023), and after deducting the commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2023 would have been approximately $69.6 million, or $0.15 per share of common stock. This represents an immediate increase in net tangible book value of $0.07 per share to our existing stockholders and an immediate dilution of $0.11 per share of common stock issued to the new investors purchasing securities in this offering:

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$0.26
Net tangible book value per share as of September 30, 2023	$0.08
Increase per share attributable to new investors	0.07
As-adjusted net tangible book value per share as of September 30, 2023, after giving effect to this offering		0.15
Dilution per share to new investors		$0.11

The table above assumes for illustrative purposes that an aggregate of 192,307,692 shares of our common stock are sold at a price of $0.26 per share, the last reported sale price of our common stock on the NYSE American on November 16, 2023, for aggregate gross proceeds of approximately $50 million. The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The above table is based on 280,571,026 shares of our common stock outstanding as of September 30, 2023. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2023, and excludes:

●

44,683,402 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2023 at a weighted-average exercise price of $0.35 per share (less 1,386,250 shares of our common stock underlying stock options that were forfeited due to the cancellation/and or expiration of stock options subsequent to September 30, 2023 through November 14, 2023);

●

2,123,813 shares of our common stock available for future issuance under our 2020 Amended and Restated Equity Incentive Plan as of September 30, 2023 plus 1,386,250 shares of our common stock that were forfeited due to the cancellation and/or expiration of stock options subsequent to September 30, 2023 through November 14, 2023) and 10,000,000 shares of our common stock available for future issuance due to the plan amendment approved by stockholders on October 6, 2023; and

●	5,760,581 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2023 at a weighted-average exercise price of $0.44 per share.

To the extent that options or warrants are exercised, or if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or common warrants summarized above.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC, pursuant to which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time through or to the applicable Agent, acting as sales agent or principal. The Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

Following delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may offer and sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of our Common Stock upon notice and subject to other conditions.

We will pay the Agents’ commission, in cash, for their services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross proceeds from each sale of shares our common stock made through or to such Agent. Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents not to exceed $75,000 in connection with the filing of the Sales Agreement with the SEC and (y) not to exceed $10,000 per calendar quarter thereafter in connection with any updates at the time of certain filings as described in the Sales Agreement. We estimate that the total expenses for this offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $350,000.

Settlement for sales of our common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The Agents will use commercially reasonable efforts consistent with their normal trading and sales practices to solicit offers to purchase the shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of our common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

This offering of our common stock pursuant to the Sales Agreement will terminate as permitted therein. We, on the one hand, and each of the Agents, on the other hand, may terminate the Sales Agreement at any time upon five days’ prior notice.

Each of the Agents and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees and compensation. To the extent required by Regulation M, the Agents will engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by the applicable Agent, and the applicable Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of our common stock we are offering will be passed upon by Hogan Lovells US LLP. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York has acted as counsel to the Sales Agents in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Transition Report on Form 10-KT for the six months ended December 31, 2022 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge on our website at www.perspectivetherapeutics.com our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-15 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Perspective Therapeutics, Inc.

2401 Elliott Avenue, Suite 320

Seattle, Washington 98121

Telephone: (509) 375-1202

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

•	our Transition Report on Form 10-KT for the six months ended December 31, 2022, filed with the SEC on May 1, 2023;

•	our Annual Report on Form 10-K for the twelve months ended June 30, 2022, filed with the SEC on September 28, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended, September 30, 2022, March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on November 14, 2022, May 15, 2023, August 11, 2023 and November 14, 2023, respectively;

•

our Current Reports on Form 8-K as filed with the SEC on September 28, 2022, September 28, 2022, October 24, 2022, November 10, 2022, November 29, 2022, December 14, 2022, January 12, 2023, January 30, 2023, February 6, 2023 (as amended by the Current Report on Form 8-K/A filed on April 21, 2023), February 10, 2023, February 16, 2023, March 13, 2023, March 13, 2023, May 15, 2023, June 23, 2023, July 14, 2023, July 25, 2023, September 5, 2023, and October 12, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on April 12, 2007, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-14 of this prospectus supplement.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.          B. Riley Securities          JonesTrading

, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration and FINRA fees) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Perspective Therapeutics, Inc.

Amount to be paid
SEC registration fee	$29,520
FINRA fee	$30,500
Printing expenses	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL, generally permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) with respect to directors and officers, any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) with respect to directors and officers, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; (iv) with respect to directors and officers, any transaction from which the director or officer derived an improper personal benefit; or (v) with respect to officers, any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which such person is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our Certificate of Incorporation provides that: (i) we shall indemnify and hold harmless our directors and officers against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by the DGCL; (ii) we shall, upon satisfaction of certain conditions, advance the expenses incurred by our directors and officers in connection with certain legal proceedings; (iii) the indemnification rights conferred in the Certificate of Incorporation are not exclusive; and (iv) we are authorized to enter into indemnification agreements with our directors and officers.

We have entered into or expect to enter into indemnification agreements with each of our directors and executive officers which require us to indemnify them against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2

At Market Issuance Sales Agreement, dated as of November 17, 2023, by and among Perspective Therapeutics, Inc. and Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC. (filed herewith).

3.1	Amended and Restated Certificate of Incorporation of Perspective Therapeutics, Inc. as of February 14, 2023, incorporated by reference to Exhibit 3.1 of the Form 8-K filed on February 16, 2023.

3.2	Amended and Restated Bylaws of Perspective Therapeutics, Inc. as of February 14, 2023, incorporated by reference to Exhibit 3.2 of the Form 8-K filed on February 16, 2023.

4.1*	Specimen certificate evidencing shares of preferred stock.

4.2*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder.

4.3	Form of Indenture (filed herewith).

4.4*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.5*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

4.6*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.7*	Form of Unit Agreement.

5.1	Opinion of Hogan Lovells US LLP relating to the base prospectus (filed herewith).

5.2	Opinion of Hogan Lovells US LLP relating to the ATM prospectus (filed herewith).

23.1	Consent of Assure CPA, LLC, independent registered public accounting firm (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture.

107	Filing Fee Table (filed herewith).

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 17th day of November, 2023.

Perspective Therapeutics, Inc.

By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Johan (Thijs) Spoor and Jonathan Hunt as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Johan (Thijs) Spoor	Chief Executive Officer & Director	November 17, 2023
Johan (Thijs) Spoor	(Principal Executive Officer)

/s/ Jonathan Hunt	Chief Financial Officer	November 17, 2023
Jonathan Hunt	(Co-Principal Financial Officer)

/s/ Mark J. Austin	Vice President of Finance and Corporate Controller	November 17, 2023
Mark J. Austin	(Co-Principal Financial Officer and Principal Accounting Officer)

/s/ Lori A. Woods	Chairperson of the Board of Directors	November 17, 2023
Lori A. Woods

/s/ Heidi Henson	Director	November 17, 2023
Heidi Henson

/s/ Frank Morich, M.D., Ph.D.	Director	November 17, 2023
Frank Morich, M.D., Ph.D.

/s/ Robert F. Williamson, III	Director	November 17, 2023
Robert F. Williamson, III